                          CHANGE IN CONTROL AGREEMENT

     THIS AGREEMENT, made as of the 25th day of August, 1995, by, and between SUMMIT BANK CORPORATION, a Georgia corporation ("Summit"), the SUMMIT NATIONAL BANK, a national banking association ("the Bank") (Summit and the Bank being collectively hereinafter referred to as the "Corporation") and ALEC DUDLEY, an individual resident of Georgia ("the Executive") for the purpose of establishing a severance arrangement between the Corporation and the Executive in. the event of a Change in Control (as hereinafter defined) of the Corporation.

                              W I T N E S S E T H:


     WHEREAS, the board of directors of the Corporation (the "Board") recognizes that the Executive's contribution to the growth and success of the Corporation has been substantial; and

     WHEREAS, the Executive has rendered valuable service to the Corporation in various executive capacities; and

     WHEREAS, the Corporation desires to induce the Executive to remain in his/her current employment by providing the Executive a measure of security; and

     WHEREAS, the Corporation desires to continue to have the benefits of the Executive's full time and attention to the affairs of the Corporation without. diversion due to concerns about a possible Change in Control, (as hereinafter defined) of the Corporation;

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows;

     1. DEFINITIONS. All the terms defined in this section shall have the meanings given below throughout this Agreement.

      (a) "Base Annual Salary" shall mean the greater of the Executive's annual base salary (i) at the rate in effect on the Termination Date or (ii) at the highest rate in effect at any time during the ninety day period prior to a Change in Control, and shall include an amounts of his/her base salary that are deferred under any qualified or non-qualified employee benefit plans of the Corporation or any other agreement or arrangement, but shall not include amounts paid or payable as bonuses.


      (b)  "Board" shall mean the Board of Directors of Summit.

      (c) "Cause" shall mean the termination of the Executive's employment as a result of:

         (i) any act that (A) constitutes, on the part of the Executive, fraud, dishonesty, gross malfeasance of duty, or conduct grossly inappropriate to the Executive's office, and (B) is demonstrably likely to lead to a material injury to the Corporation or resulted in or was intended to result in direct or indirect gain to or personal enrichment of the Executive; or

         (ii) the conviction (from which no appeal may be or is timely taken) of the Executive of a felony; or

         (iii) the suspension or removal of the Executive by federal or state banking regulatory authorities acting under lawful authority pursuant to provisions of federal or state law or regulation which may be in effect from time to time;

         provided, however, that in the case of clause (i) above, suc conduct shall not constitute Cause;

                     (x) unless (A) there shall have been delivered to the
              Executive a written notice setting forth with specificity the reasons that the Board believes that the Executive's conduct constitutes the criteria set forth in clause (i), (B) the Executive shall have been provided the opportunity to be heard in person by the Board (with the assistance of the Executive's counsel if the Executive so desires) and (C) after such hearing, the termination is evidenced by a resolution adopted in good faith by two-thirds of the members of the Board (other than the Executive); or

                     (y) if such conduct (A) was believed by the Executive in
              good faith to have been in or not opposed to the interests of the Corporation, and (B) was not intended to and did not result in the direct or indirect gain to or personal enrichment of the Executive.

         (d) "Change in Control" shall mean the occurrence of any of the following events:

         (i) an acquisition (other than directly from the Corporation) of any voting securities of the Corporation ("Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the Corporation's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) main by (x) the Corporation or (y) any corporation or other person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Corporation (a "Subsidiary"), (2) the Corporation or any Subsidiary, or (3) any Person in connection with a "Non-

      Control Transaction" (as hereinafter defined) shall not constitute an acquisition for purposes for this clause (i).

      (ii) The individuals who, as of the date of this Agreement, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least 80% of the Board; provided, however, that if the election, or nomination for election by the Corporation's shareholders, of any new director was approved by a vote of at least 80% of the Incumbent Board, such new director shall for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intending to avoid or settle any Election Contest or Proxy Contest; or

      (iii) Approval by the shareholders of the Corporation of.

            (a) a merger, consolidation or reorganization involving the Corporation, unless:

                 (1) the shareholders of the Corporation, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such a merger, consolidation or reorganization, at least two-thirds of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

                 (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the Agreement providing for such merger, consolidation or reorganization constitute at least 80% members of the board of directors of the Surviving Corporation.

                 (A transaction described in clauses (1) and (2) above shall hereinafter be referred to as "Non-Control Transaction.")

            (b) A complete liquidation or dissolution of the Corporation; or

            (c) An agreement for the sale or other disposition of all or substantially all of the assets of the Corporation to any Person (other than a transfer to a Subsidiary).

               (iv) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a "Third Party") or
               (B) otherwise occurred in connection with, or in anticipation of, a Change in Control, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

      (e) "Good Reason" shall mean the occurrence after a Change in Control of any of the events or provisions as described in subsections (i) through (viii) hereof:

     (i) a change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, represents an adverse change from his/her status, title, position or responsibilities as in effect at any time within ninety days preceding the date of a Change in Control or at any time thereafter; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with his/her status, title, position or responsibilities as in effect at any time within ninety days preceding the date of a Change in Control or at any time thereafter; any removal of the Executive from or failure to reappoint or reelect him/her to any of such offices or positions, except in connection with the termination of his/her employment for Cause, as a result of his/her death or by the Executive other than for Good Reason, or any other change in condition or circumstances that in the Executive's reasonable judgment makes it materially more difficult for the Executive to carry out the duties and responsibilities of his/her office that existed at any time within ninety days preceding the date of the Change in Control or at any time thereafter;

     (ii) a reduction in the Executive's base salary or any failure to pay the Executive any compensation or benefits to which he/she is entitled within five days of the date due;

     (iii) the Corporation's requiring the Executive to be based at any place outside a 50 mile radius from the offices occupied by the Executive immediately prior to the Change in Control, except for reasonably required travel on the Corporation's business which is not materially greater than such travel requirements prior to the Change in Control;

     (iv) the failure by the Corporation to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the Executive was participating at any time within ninety days preceding the date of a Change in Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Executive or (B) provide the Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefits levels and/or reward opportunities) to those provided for under each other employee benefit plan, program or practice in which the Executive was participating at any time within ninety days preceding the date of a Change of Control or at any time thereafter;

      (v) the insolvency or the filing (by any party, including the Corporation) of a petition for bankruptcy of the Corporation which petition is not dismissed within sixty days;

      (vi) any material breach by the Corporation of any provision of this Agreement;

      (vii) any purported termination of the Executive's employment for Cause by the Corporation which does not comply with the terms of this Agreement;

      (viii) the failure of the Corporation to obtain an agreement, satisfactory to the Executive, from any Successors and Assigns to assume and agree to perform this Agreement.

               Any event or condition described in clause (i) through (viii) above which occurs prior to a Change in Control but which the Executive reasonably demonstrates (A) was at the request of a Third-Party, or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which actually occurs, shall constitute Good Reason for purposes of this Agreement, notwithstanding that it occurred prior to the Change in Control. The Executive's right to terminate his/her employment for Good Reason shall not be effected by his/her incapacity due to physical or mental illness.

     (f) "Involuntary Termination" shall mean any termination of the Executive's employment with the Corporation or any Subsidiary, Successor or Assign of the Corporation following a Change in Control, Provided, however, that the term Involuntary Termination shall not include a termination resulting from a resignation by the Executive or a termination by the Corporation for Cause.

     (g) "Long-Term Stock Option Incentive Plan" shall mean that certain pool of 20,000 options to purchase Summit common stock at ten dollars ($10.00) per share established at the August 22, 1994, meeting of the Board for grant to Pin Pin Chau, David Yu, Gary McClung or Alec Dudley as a reward for truly outstanding performance during fiscal years 1994, 1995 and 1996 and shall include any additions, modifications, and supplements thereto.

     (h) "Notice of Termination" shall mean a written notice of termination from the Corporation or the Executive which specifies an effective date of termination, indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     (i) "Severance Amount" shall mean an amount equal to 100% of the Executive's Base Annual Salary.

      (j) "Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all of the assets and business of the Corporation (including this Agreement), whether by operation of law or otherwise.

      (k) "Termination Date" shall mean the date specified in the Notice of Termination.

      2.   PAYMENT OF SEVERANCE AMOUNT.

      (a) If the Executive's employment by the Corporation or any Subsidiary, or Successor or Assign of the Corporation shall be subject to an Involuntary Termination, then the Corporation shall pay the Executive an amount equal to the Severance Amount, payable within fifteen days after the Termination Date.
If the Executive terminates his/her employment for Good Reason, then the Corporation shall pay to the Executive an amount equal to the Severance Amount, payable within fifteen days after the Termination Date.

      (b) In the event of either an Involuntary Termination or the Executive's resignation for Good Reason, any stock options previously granted to the Executive shall immediately become fully vested, and all such options shall be exercisable by the Executive at any time within six months from the Termination Date. In addition, 40% of any options under the Long Term Stock Option Incentive Plan not granted as of the Termination Date shall immediately be deemed granted to the Executive and shall be fully vested, and all such options shall be exercisable by the Executive at any time within six months of the Termination Date.

      3. INDEMNIFICATION OF EXECUTIVE. In the event of either an Involuntary Termination or the Executive's resignation for Good Reason, the Executive shall be entitled to the indemnity provided to officers and directors of the Corporation immediately prior to the Change in Control. Any changes to the Corporation's bylaws or Articles of Incorporation or otherwise which reduce any indemnity granted to the officers or directors of the Corporation shall not effect the rights granted hereunder. The Corporation shall not reduce any of the Executive's indemnity benefits without the prior written consent of the Executive. Any references to Georgia law in the Corporation's bylaws or other documents granting indemnity to the Executive shall be deemed to be references as of the date of this Agreement, and any amendments to Georgia laws, including a revocation thereof, shall not reduce the indemnification benefits granted hereunder.

      4. TERM. Unless terminated as provided below, this Agreement shall be effective as of the date first above written and shall remain in effect for a continuing term of three (3) years which shall be extended automatically (without further action by the Executive, Summit or the Bank) each day for an additional day so that the remaining term is always three years; provided, that the Executive, Summit or the Bank may, by the giving of written notice to all the other parties to this Agreement, fix the term to a finite term of three years, without further automatic extension, commencing with the date of such notice.

      5. NOTICES. Notices and all other communications under this Agreement shall be in writing and shall be deemed given when personally delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

            If to the Corporation, to:

                  Summit Bank Corporation
                  4630 Chamblee-Dunwoody Road
                  Atlanta, Georgia 30349
                  Attn: Secretary of Summit Bank Corporation, or its Successor or Assign, with copies to the President of Summit Bank Corporation or its Successor or Assign and the President of the Summit National Bank or its Successor or Assign.

            If to the Executive, to:


                  Summit Bank Corporation
                  4630 Chamblee-Dunwoody Road
                  Atlanta, Georgia 30349
                  Attn:  Alec Dudley


or to such other address as either party may furnish to the other in writing, except that any notice of changes of address shall be effective only upon receipt.

     6. APPLICABLE LAW. This contract is entered into under, and shall be governed by the laws of the State of Georgia.

     7. SEVERABILITY If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement and all other provisions shall remain in full force and effect.

     8. NOT AN EMPLOYMENT AGREEMENT; MITIGATION. Nothing in this Agreement shall give the Executive any rights (or impose any obligations) to continue employment by the Corporation or any Subsidiary or Successor or Assign of the Corporation, nor shall it give the Corporation any rights (or impose any obligations) for the continued performance of duties by the Executive for the Corporation or any Subsidiary, Successor or Assign of the Corporation. The Executive's right to receive benefits under this Agreement shall not be reduced by the Executive's employment with any other employer after terminating employment with the Corporation in accordance with this Agreement. Any compensation for services rendered or consulting fees earned after the Termination Date shall not diminish the Executive's right to receive all amounts due hereunder.

     9. NO ASSIGNMENT. The Executive's right to receive payment or benefits under this Agreement shall not be assignable or transferrable, whether by pledge, creation of a security interest or otherwise, other than the transfer by will or by the laws of descent and distribution. In the event of an attempted assignment or transfer contrary to this paragraph, the Corporation shall have no liability to pay any amount so attempted to be assigned or transferred. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     10. COST OF ENFORCEMENT; INTEREST. If the Executive collects any part of the Severance Amount or other benefits hereunder or otherwise enforces the terms of this Agreement through a lawyer or lawyers, the Corporation shall pay all cost of such collection or enforcement, including reasonable legal fees incurred by the Executive. In addition the Corporation shall pay the Executive interest on all or any part of the Severance Amount or other benefits hereunder that is not paid when due at a rate equal to the Prime Rate as announced by the Wall Street Journal in its Money Rates column from time to time.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date and year first above written.

                                    SUMMIT BANK CORPORATION


                                    By: /S/ W. Clayton Sparrow, Jr.
                                    --------------------------------
                                    Its:    Chairman


                                    SUMMIT NATIONAL BANK


                                    By: /S/ P. Carl Unger
                                    --------------------------------
                                    Its:    Vice Chairman


                                    EXECUTIVE


                                    /S/ H. Alec Dudley
                                    --------------------------------
                                    Alec Dudley